UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2006

Vision Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Alabama	000-50719	63-1230752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Stanford Road, Panama City, FL	32405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (251) 967-4212

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) The Compensation Committee of the Board of Directors for Vision Bancshares, Inc., (“Vision Bancshares”), in joint session with the Compensation Committees of the Boards of Directors for its subsidiaries, Vision Bank (Alabama) and Vision Bank (Florida), met on December 7, 2006, unanimously making the following 2007 salary recommendations which where approved by the Vision Bank (Alabama) and Vision Bank (Florida) Boards of Directors at their regular meetings on December 18, 2006 and December 20, 2006, respectively:

•	J. Daniel Sizemore, Chairman and Chief Executive Officer, Vision Bancshares, received a salary increase of $18,000 for a total annual compensation of $318,000;

•	William E. Blackmon, Chief Financial Officer, Vision Bancshares, received an increase of $8,700 for a total annual compensation of $153,700;

•	Joey W. Ginn, President, Vision Bank (Florida), received an increase of $8,700 for a total annual compensation of $153,700; and

•	Andrew W. Braswell, Senior Credit Officer, Vision Bank (Alabama), received an increase of $8,700 for a total annual compensation of $153,700.

2006 incentive bonuses were approved in accordance with Vision Bank (Alabama) and Vision Bank (Florida) Incentive Bonus Plans for the following executive officers of Vision Bancshares and its subsidiaries:

•	J. Daniel Sizemore, $195,000;

•	William E. Blackmon, $72,500;

•	Robert S. McKean, President, Vision Bank (Alabama), $75,000;

•	Joey W. Ginn, $72,500; and

•	Andrew W. Braswell, $72,500.

The Compensation Committees also approved the transfer of an equity investment in a club membership, valued at $9,600, to William E. Blackmon from Vision Bank (Alabama).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: December 21, 2006
VISION BANCSHARES, INC.

/s/ William E. Blackmon
By: William E. Blackmon
Its: Chief Financial Officer